UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2017

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 5.07 is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 30, 2017, Andina Acquisition Corp. II (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the shareholders approved each of the following items: (i) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) to November 1, 2017 (the “Extension Amendment”) and (ii) an amendment to the Charter to allow the holders of the Company’s ordinary shares issued in the Company’s initial public offering (the “IPO,” and such shares, the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion Amendment”).

The purpose of the Extension was to allow the Company more time to complete a business combination. Under Cayman Islands law, the amendments to the Charter took effect upon their approval. Accordingly, the Company now has until November 1, 2017 to consummate an initial business combination.

Set forth below are the final voting results for each of the proposals:

Extension Amendment

The Extension Amendment was approved as follows:

For	Against	Abstentions
3,906,646	148,315	0

Conversion Amendment

The Conversion Amendment was approved as follows:

For	Against	Abstentions
4,054,961	0	0

Shareholders holding 432,769 public shares exercised their right to convert such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $4,392,605 (or $10.15 per share) will be removed from the trust account to pay such holders.

Because the Extension Amendment was approved, as indicated in the Company’s proxy statement relating to the Meeting, certain of the Company’s shareholders prior to the IPO will contribute to the Company as a loan $0.03 for each public share that was not converted for each month of the Extension. Accordingly, an aggregate of approximately $107,017 will be contributed to the Company and deposited in the trust account for each of the two months through November 1, 2017. The contributions will not bear interest and will be repayable by the Company to the lenders upon consummation of an initial business combination. If an initial business combination is not consummated by the required time period, the loans will be forgiven.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

ANDINA ACQUISITION CORP. II

By:	/s/ Julio A. Torres
Name:	Julio A. Torres
Title:	Chief Executive Officer

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